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                                                                     Exhibit 10b

                         STANDSTILL AND OPTION AGREEMENT

         This Agreement is made as of the 21st day of September, 1998, by and between the NINA MASON PULLIAM CHARITABLE TRUST, an Indiana trust (the "Trust"), and CENTRAL NEWSPAPERS, INC., an Indiana corporation ("the Company").

                                    RECITALS

         A. The Trust holds shares of the Class A common stock of the Company (the "Shares").

         B. The Company has agreed to purchase from the Trust and the Trust has agreed to sell to the Company Two Million Five Hundred Thousand (2,500,000) of the Shares (the "Redeemed Shares").

         C. The Trust intends to sell One Million Three Hundred Thirty-Six Thousand Eight Hundred Fifty (1,336,850) of the Shares in a registered public offering pursuant to a prospectus.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the Company agreeing to purchase the Redeemed Shares and in consideration of the mutual promises and covenants contained herein and subject to and upon the terms and conditions hereinafter set forth, it is hereby agreed as follows:

                                   STANDSTILL

         Except as set forth in Recitals B. and C. above, the Trust hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on the date hereof through the one year anniversary date of the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock of the Company held by the Trust or any securities convertible into or exercisable or exchangeable for Class A Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock of the Company held by the Trust whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock of the Company or such other securities, in cash or otherwise.

                                     OPTION

         The Trust hereby grants the Company the option to purchase up to 1.5 million shares of the Company's Class A Common Stock or equivalents held by the Trust for a purchase price of $67 per share (the "Option"). The Option can only be exercised in 500,000 share increments. In the event the average trading price per share for the Company's Class A Common Stock is at least $67 per share for five consecutive trading days during the term of the Option, the Company shall have five business days to give the Trust written notice that it is exercising the Option. If the Company exercises the Option, then it shall pay the Trust, within thirty days of the exercise notice, the Option price for the shares being purchased plus interest at the rate of 5% from the date of exercise through the payment date. Upon receipt of such amounts, the Trust shall deliver to the Company appropriate stock certificates for the shares being purchased, appropriate endorsements and stock powers to complete the transfer free and clear of any lines of restrictions and any other documentation that the Company may reasonably require to complete the transfer. The Option shall remain in force from the date hereof through the anniversary date of the date hereof unless the Option becomes exercisable and is not timely exercised by the Company, in which case the Option shall immediately expire.
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                                     GENERAL

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior understandings and agreements concerning the subject mater hereof. This Agreement may only be modified or amended in writing.

         This Agreement should be governed and construed in all respects under the laws of the State of Indiana.

This Agreement may be executed in counter-parts, each of which will constitute one in the same Agreement and each one of which will be deemed an original.